Exhibit 99.1

FOR IMMEDIATE RELEASE

ASCENA RETAIL GROUP ACHIEVES IMPORTANT MILESTONES IN RESTRUCTURING PROCESS

Court Approves Disclosure Statement and Debtor-in-Possession Financing on Final Basis; Debtor-in-Possession Financing to Convert to Exit Financing Upon Emergence

Company to Begin Solicitation of Votes for Plan of Reorganization; Amended RSA Supported by Approximately 95% of Secured Term Lenders

FullBeauty Wins Auction to Acquire Catherines’ E-Commerce Business for Over $40 Million

Well-Positioned to Execute Customer-Centric Retail and E-Commerce Business Model

MAHWAH, N.J., September 21, 2020 – ascena retail group, inc. (OTCMKTS: ASNAQ) and certain of its subsidiaries (collectively, “ascena” or the “Company”) today announced recent milestones achieved in the Company’s Court-supervised restructuring process.

The United States Bankruptcy Court for the Eastern District of Virginia (the “Court”) has approved the adequacy of the Company’s Disclosure Statement filed in connection with the solicitation of votes on ascena’s Plan of Reorganization (the “Plan”) and the procedures to be used in connection with the solicitation of votes on the Plan. With this approval, the Company will commence solicitation of votes from its creditors for approval of the Plan, which includes an amended Restructuring Support Agreement that now has the support of approximately 95% of ascena’s secured term lenders and is expected to significantly reduce ascena’s debt by approximately $1 billion. The hearing to consider confirmation of the Plan is currently scheduled to commence on October 23, 2020.

The Company has also received approval from the Court on a final basis for ascena’s debtor-in-possession (“DIP”) financing. The Company’s DIP financing comprises a $400 million ABL facility and an approximately $312 million term loan, which includes $150 million in new money, and will convert to exit financing upon the Company’s emergence from the Chapter 11 process.

Upon final approval of the Plan, and with approved DIP and exit financing, the Company is on track to emerge from the Chapter 11 process with a stronger balance sheet and operating structure.

Gary Muto, Chief Executive Officer of ascena stated, “We are extremely pleased to have reached such significant milestones in our Court-supervised restructuring process. The approval of the Disclosure Statement and our financing commitments combined with the overwhelming support received from our lenders and the early agreement reached with the Unsecured Creditors Committee regarding our proposed debt restructuring represent noteworthy progress toward emerging from Chapter 11 and positioning ascena for long-term success. We are in the final stages of implementing our store closure plans across brands, which is expected to reduce our overall footprint to approximately 1,300 locations, and are continuing rent discussions with our landlord partners for our go-forward stores. In addition, as part of our ongoing corporate expense reduction plan, we have now exited and consolidated our corporate offices. Collectively, we believe these actions will enable us to strategically invest in the business and generate sustainable, profitable growth once we emerge from the Chapter 11 process. I would like to thank our associates for all of their efforts in recent months as we have not only executed on our restructuring plan but have also addressed the challenges of meeting our customers’ needs through the pandemic. All that we have achieved would not have been possible without our talented team.”

Following a comprehensive sales process and auction conducted under Section 363 of the U.S. Bankruptcy Code, ascena announced that FullBeauty Brands Operations, LLC (“FullBeauty”) will acquire Catherines’ intellectual property assets for a base purchase price of $40.8 million and potential upward adjustment for certain inventory. At closing, ascena and FullBeauty expect to enter into a mutual Transition Services Agreement (the “TSA”) in order to provide for a seamless transition of the e-commerce business. The TSA is expected to remain in effect for 30 days. The transaction is subject to court approval and certain other closing conditions. A hearing to seek court approval for the transaction is scheduled for September 21, 2020. The transaction is expected to close in the coming weeks.

The Company continues to operate its Ann Taylor, LOFT, Lane Bryant, Justice and Lou & Grey brands as normal through a reduced number of retail stores and online.

Additional Information

Additional resources for customers and other stakeholders, and other information on ascena’s financial restructuring, can be accessed by visiting the Company’s restructuring website at https://www.ascenaretail.com/restructuring/. Court filings and other documents related to the Chapter 11 process are available at http://cases.primeclerk.com/ascena, by calling the Company’s claims agent, Prime Clerk, toll-free at (877) 930-4319 (toll free) or (347) 899-4594 (international) or sending an email to ascenainfo@primeclerk.com.

Kirkland & Ellis LLP is serving as legal counsel to the Company and Alvarez and Marsal Holdings, LLC is serving as restructuring advisor. Guggenheim Securities, LLC is serving as the Company’s financial advisor.

About ascena retail group, inc.

ascena retail group, inc. (OTCMKTS: ASNAQ) is a national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Plus Fashion segment (Lane Bryant, Catherines and Cacique) and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. through its retail brands operates ecommerce websites and approximately 1,500 stores (as of August 29, 2020) throughout the United States.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, factory.anntaylor.com, LOFT.com, outlet.loft.com, lanebryant.com, Catherines.com, and shopjustice.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," or "range," or similar words. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain approval from the Court with respect to motions or other requests made to the Court throughout the course of the Chapter 11 petitions (the “Chapter 11 Cases”); the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all; the Company’s ability to attract, motivate and retain key executives and other personnel; risks associated with the COVID-19 pandemic (including any resurgence) and actions we have taken in response thereto; general economic conditions that adversely impact consumer spending; disruptions at ports used to import the Company’s products; increases in the price of raw materials, labor or energy and transportation costs; the Company’s ability to anticipate and respond to changing fashion trends and customer preferences in a timely manner; the Company’s ability to maintain its brand image; the impact of cost reduction initiatives; the Company’s ability to successfully achieve its business strategies; and changes in U.S. trade policies and trade restrictions, as well as other factors described in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that its projected results expressed or implied will not be achieved.

CONTACT

For investors:	For media:
ICR Inc.	ascena retail group, inc.
Jean Fontana	Shawn Buchanan
Managing Director	Corporate Communications
(646) 277-1214	(212) 541-3418
Jean.Fontana@icrinc.com	Shawn_buchanan@ascenaretail.com

OR

Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko / Leigh Parrish / Dan Moore
212-355-4449